WILLIAMSBURG INVESTMENT TRUST

By-Laws

Amended November 10, 2015

BY-LAWS

OF

WILLIAMSBURG INVESTMENT TRUST

These ARTICLES are the BY-LAWS of Williamsburg Investment Trust (formerly Nottingham Investment Trust), a trust with transferable shares established under the laws of the Commonwealth of Massachusetts (the “Trust”), pursuant to an Agreement and Declaration of Trust of the Trust (the “Declaration’) made the 18th day of July 1988, and filed in the office of the Secretary of the Commonwealth. These By-Laws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.

All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

ARTICLE I

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

SECTION 1.1 Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by the Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of a Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders’ meetings shall be given as provided in the Declaration.

SECTION 1.2 Presiding Officer; Secretary. The Chairman of the Trustees, or in his absence the Vice Chairman or Chairman, if any, in the order of their seniority or as the Trustees shall otherwise determine, and in the absence of the Chairman and all Vice Chairmen, if any, the President, shall preside at each Shareholders’ meeting as chairman of the meeting, or in the absence of the Chairman, all Vice Chairmen and the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

SECTION 1.3. Authority of Chairman of Meeting to Interpret Declaration and By-Laws. At any Shareholders’ meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these By-Laws, or and part thereof or hereof, and his ruling shall be final.

SECTION 1.4 Voting; Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be standing in his name on the Share register of the Trust. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. As provided in the Declaration, a quorum shall exist if the holders of fifty percent (50%) of the outstanding Shares of the Trust entitled to vote without regard to Series, are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

SECTION 1.5 Inspectors. At any meeting of the Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholders present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. If appointed Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

SECTION 1.6 Shareholders’ Action in Writing. Nothing in this Article I shall limit the power of the Shareholders to take any action without a meeting by means of written instruments as permitted by Section 7.6 of the Declaration.

ARTICLE II

TRUSTEES AND TRUSTEES’ MEETINGS

SECTION 2.1 Number of Trustees. There shall initially be one (1) Trustee, and the number of Trustees shall thereafter be such number as shall be fixed from time to time by a vote adopted by a Majority of the Trustees.

SECTION 2.2 Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time, place and purpose of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.4 hereof.

SECTION 2.3 Special Meetings of Trustees. Special meetings of the trustees may be held at any time and at any place when called by the Chairman of the Trustees, any Vice Chairman, the President or the Treasurer or by two (2) or more trustees, or if there shall be fewer than three (3) Trustees, by any Trustee; provided, that notice of the time, place and purpose thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustee calling the meeting.

SECTION 2.4 Notice of Meeting. Notice of any regular or special meeting of the Trustees shall be sufficient if given orally or in writing to each Trustee, and if sent by mail at least five (5) days, or by telegram at least twenty-four (24) hours, before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

SECTION 2.5 Quorum; Presiding Officer. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the vote cast upon the question, whether or not a quorum is present, and the meting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman of the Trustees, if any, or in his absence the Vice-Chairman or Vice-Chairmen, if any, in the order of their seniority or as the Trustees shall otherwise determine, or in the absence of the Chairman and all Vice Chairmen, if any, and if he shall be a Trustee, the President, shall preside at each meeting of the Trustees as chairman of the meeting.

SECTION 2.6 Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

SECTION 2.7 Location of Meetings. Trustees’ meetings may be held at any place, within or without Massachusetts.

SECTION 2.8 Votes. Voting at Trustees’ meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

SECTION 2.9 Rulings of Chairman. All other rules of conduct adopted and used at any Trustees’ meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

SECTION 2.10 Trustees' Action in Writing. Nothing in this Article II shall limit the power of the Trustees to take action without a meeting by means of a written instrument, as provided in Section 4.2 of the Declaration.

SECTION 2.11 Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

SECTION 2.12 Indemnity Insurance. The Trustees may purchase professional indemnity insurance coverage for its officers and trustees, the terms and conditions of which must conform generally to the standard coverage available to the investment company industry, provided, however, that no such insurance will be purchased which protects or purports to protect, any officer or trustee for actions constituting willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

ARTICLE III

OFFICERS

SECTION 3.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman of the Trustees, Treasurer and a Secretary, and may include one or more Vice Chairmen, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. In addition, a President and one or more Vice Presidents, as the Trustees shall determine, shall be elected for each series of the Trust. Any person may hold more than one office. Except for the Chairman and Vice Chairmen, no officer need be a Trustee.

SECTION 3.2 Time and Terms of Election. The Presidents of each Series, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Officers of the Trust shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

SECTION 3.3 Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

SECTION 3.4 Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

SECTION 3.5 Chairman of the Board. Unless the Trustees otherwise provide, the Chairman of the Board (of Trustees) shall preside at all meetings of the Shareholders and of the Trustees. In addition, the Chairman of the Trustees shall be the chief executive officer of the Trust and shall have general charge and supervision of the business, property and affairs of the Trust and such other powers and duties as the Trustees shall prescribe.

SECTION 3.6 Vice Chairman. If the Trustees shall elect one or more Vice Chairmen, the Vice Chairman or if there shall be more than one, such Vice Chairmen in the order of their seniority or as otherwise designated by the Trustees, shall preside at meetings of the Shareholders and of the Trustees, and shall exercise such other powers and duties of the Chairman as the Trustees shall determine.

SECTION 3.7 President. The President of each Series shall be the chief executive officer of the Trust for matters pertaining to that particular Series and shall have general charge and supervision of the business, property and affairs of a Series and such other powers and duties as the Trustees shall prescribe.

SECTION 3.8 Vice Presidents. In the absence or disability of the President or a Vice President of a Series, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents of a particular Series shall do and perform such other duties as the Trustees or the President of such series shall direct.

SECTION 3.9 Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust Property, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, and shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and the financial condition of the Trust. If no controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these By-Laws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Treasurer.

SECTION 3.10 Controller and Assistant Controller. If a Controller is elected, he shall be the chief accounting officer of the Trust, and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust’s business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have the duties and powers as shall be prescribed from time to time by the Trustees or the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.

SECTION 3.11 Secretary and Assistant Secretaries. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, and shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust’s seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

SECTION 3.12 Substitutions. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

SECTION 3.13 Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the Chairman or the Treasurer.

SECTION 3.14 Power to Vote Securities. Unless otherwise ordered by the Trustees, the Chairman of the Trustees, Presidents, Vice Presidents, if any, or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting any such officer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Chairman of the Trustees, Presidents, Vice Presidents, if any, or the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

 ARTICLE IV

COMMITTEES

SECTION 4.1 Power of Trustees to Designate Committees. The Trustees, by vote of a majority of the trustees, may elect from their number an executive committee and any other committees and may delegate thereto some or all of their power except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that no committee shall be empowered to elect the Chairman of the Trustees, the President, the Treasurer or the Secretary, to amend the By-Laws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these By-Laws. The members of any such Committee shall serve at the pleasure of the Trustees.

SECTION 4.2 Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

SECTION 4.3 Trustees May Alter, Abolish, etc., Committees. The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

SECTION 4.4 Minutes; Review by Trustees. Any Committees to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the trustees.

ARTICLE V

SEAL

The seal of the Trust shall consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the Trust, the words “Trust Seal,” and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE VI

SHARES

SECTION 6.1 Issuance of Shares. The Trustees may issue Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series, require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

SECTION 6.2 Uncertificated Shares. For any Series of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep account upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

SECTION 6.3 Share Certificates. For any Series of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the Chairman or a Vice Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or Assistant Secretary, of the Trust. Such signatures may be facsimiles if the certificate is countersigned by the Transfer Agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

SECTION 6.4 Lost, Stolen, etc., Certificates. If any certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner’s legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond, in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

SECTION 6.5 Record Transfer of Pledged Shares. A pledge of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of Shareholder, and entitled to vote such Shares.

ARTICLE VII

AMENDMENTS

SECTION 7.1 By-Laws Subject to Amendment. These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of Trustees, may alter, amend or repeal these By-Laws adopted by the Shareholders, except with respect to any provisions hereof which by law, the Declaration or these By-Laws requires action by the Shareholders. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

SECTION 7.2 Notice of Proposal to Amend By-Laws Required. No proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in waiver of notice, as the case may be, of the meeting or in the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.

ARTICLE VIII

CLAIMS

SECTION 8.1 Claims. As used herein, a “direct” Shareholder claim shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s rights under the Declaration (including rights under Section 8.3 of ARTICLE VIII to indemnification, rights under Section 7.11 of ARTICLE VII to vote, rights under Section 6.2(c) of ARTICLE VI to receive dividends and rights under Section 6.2(f) of ARTICLE VI to redemption of shares, or other similar rights personal to the Shareholder and independent of any harm to the Trust) and (ii) a claim for which a direct Shareholder action is permitted under the U.S. federal securities laws. Any other claim asserted by a Shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative” claim as used herein.

(a) Derivative Claims. No Shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf or for the benefit of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the Shareholder makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust, which period may be reasonably extended should the Trustees determine in good faith that there is good cause for such an extension. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class of Shares, as appropriate; otherwise, unless a majority of the Trustees are disabled by conflicts from consideration of such a demand, the Shareholders shall have no right to vote thereon. Any decision by the Trustees to bring, maintain, or settle (or not to bring, maintain, or settle) such court action, proceeding, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders, and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf or for the benefit of the Trust who is not an Interested Person as defined in the 1940 Act shall be deemed to be independent and disinterested with respect to such demand, proceeding, or claim.

(b) Direct Claims. No Shareholder shall have the right to bring or maintain a court action or other proceeding asserting a direct claim against the Trust, the Trustees, or officers predicated upon an implied right of action under the Declaration or under U.S. federal securities laws (excepting direct shareholder actions permitted by U.S. federal securities laws), unless the Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder seeking authorization.

SECTION 8.2. Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or other employee of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to the laws of the Commonwealth of Massachusetts or under the Declaration or the Trust’s By- Laws, (iv) any action to interpret, apply, enforce or determine the validity of any provision of the Declaration or the Trust’s By-Laws, or (v) any action asserting a claim governed by the internal affairs doctrine (each, a “Covered Action”) shall be the Business Litigation Section of the Superior Court of the Commonwealth of Massachusetts sitting in Suffolk County, Massachusetts. The Business Litigation Session shall in turn refer to mandatory binding arbitration pursuant to the JAMS Streamlined Arbitration Rules as then in effect any claim that is determined to be a direct claim hereunder but that does not arise under the federal securities laws, and such arbitration shall proceed in Boston, Massachusetts under the auspices of the Federal Arbitration Act. Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 8.2, and (ii) deemed to have waived any argument relating to the inconvenience of the judicial forum referenced above in connection with any action or proceeding described in this Section 8.2.

If any Covered Action is filed in a court other than the Business Litigation Section of the Superior Court of the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Superior Court of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 8.2 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

SECTION 8.3. Separability. If any provision or provisions of this ARTICLE VIII shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these By-Laws (including, without limitation, each portion of any sentence of this ARTICLE VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.